Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD, 72EE, 73A, 73B, 74U and 74V correctly, the correct answers are as follows:

72DD)	A	B	C	I
1	355	50	n/a	n/a
2	n/a	n/a	n/a	24

72EE)	A	B	C	I
1	n/a	n/a	n/a	n/a
2	n/a	n/a	n/a	n/a

73A)	A	B	C	I
1	0.049	0.072	n/a	n/a
2	n/a	n/a	n/a	0.079

73B)	A	B	C	I
1	n/a	n/a	n/a	n/a
2	n/a	n/a	n/a	n/a

74U)	A	B	C	I
1	7317	684	406	n/a
2	n/a	n/a	n/a	300

74V)	A	B	C	I
1	6.52	6.04	6.15	n/a
2	n/a	n/a	n/a	9.43